As filed with the Securities and Exchange Commission on June 5, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intellia Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4785571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130

Cambridge, Massachusetts (857) 285-6200

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Intellia Therapeutics, Inc. 2015 Amended and Restated Stock Option and Incentive Plan

Intellia Therapeutics, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plans)

Nessan Bermingham, Ph.D.

Founder, President and Chief Executive Officer

40 Erie Street, Suite 130

Cambridge, Massachusetts

(857) 285-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur R. McGivern, Esq. William D. Collins, Esq. Goodwin Procter LLP 100 Northern Ave. Boston, Massachusetts 02210 (617) 570-1000	José E. Rivera, Esq. Executive Vice President, General Counsel Intellia Therapeutics, Inc. 40 Erie Street, Suite 130 Cambridge, Massachusetts (857) 285-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share	1,800,926 shares(2)	$11.44(3)	$20,602,593.40(3)	$2,387.84

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of (i) 1,440,741 additional shares issuable under the Amended and Restated 2015 Stock Option and Incentive Plan and (ii) 360,185 additional shares issuable under the 2016 Employee Stock Purchase Plan, both of which represent automatic annual increases to the number of shares available for issuance under the respective plans.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $11.44, the average of the high and low price of the registrant’s Common Stock as reported on the NASDAQ Global Market on May 31, 2017.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 1,440,741 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s Amended and Restated 2015 Stock Option and Incentive Plan and (ii) an additional 360,185 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2016 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-211200, filed by the Registrant on May 6, 2016, relating to the Registrant’s Amended and Restated 2015 Stock Option and Incentive Plan and 2016 Employee Stock Purchase Plan pursuant to General Instruction E.

Part II

Information Required in the Registration Statement

Item 8.	Exhibits

Refer to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 5th day of June, 2017.

INTELLIA THERAPEUTICS, INC.

By:	/s/ Nessan Bermingham
Nessan Bermingham, Ph.D.
Founder, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Nessan Bermingham, Ph.D., José E. Rivera, J.D. and Graeme Bell as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Nessan Bermingham Nessan Bermingham, Ph.D.	Founder, President, Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2017

/s/ Graeme Bell Graeme Bell	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	June 5, 2017

/s/ Nicole Heifner Nicole Heifner	Senior Vice President, Accounting (Principal Accounting Officer)	June 5, 2017

/s/ Caroline Dorsa Caroline Dorsa	Director	June 5, 2017

/s/ Jean François Formela Jean François Formela, M.D.	Director	June 5, 2017

/s/ Carl L. Gordon Carl L. Gordon, Ph.D.	Director	June 5, 2017

/s/ Perry Karsen Perry Karsen	Director	June 5, 2017

/s/ John M. Leonard John M. Leonard, M.D.	Executive Vice President, Research & Development and Director	June 5, 2017

EXHIBIT INDEX

Number	Description
4.1(1)	Second Restated Certificate of Incorporation of the Registrant

4.2(1)	Second Amended and Restated By-Laws of the Registrant

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(1)	Amended and Restated 2015 Stock Option and Incentive Plan

99.2(1)	2016 Employee Stock Purchase Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-210689), and incorporated herein by reference.